Exhibit 10.12(d)(iv)




                          PERFORMANCE STOCK AWARD UNDER
                            THE CYTEC INDUSTRIES INC.
                       1993 STOCK AWARD AND INCENTIVE PLAN

                                                                January 21, 2004
[Employee's Name and Address]



Shares of Performance Stock: _____

Performance Period: January 1, 2006 to December 31, 2006


Dear Employee:

         As a key employee of Cytec Industries Inc. (the "Company"), or of a subsidiary or affiliate of the Company, you have been granted by the Compensation and Management Development Committee (the "Committee") of the Board of Directors for the one-year performance period indicated above a performance stock award of the number of shares of the Common Stock, par value of $.01 per share, of the Company indicated above ("Performance Stock"). This award is subject to the terms and conditions hereof and of the Company's 1993 Stock Award and Incentive Plan (the "Plan"). Performance Stock is awarded pursuant to
Section 6(d) of the Plan.

         (1) The Company will cause these shares of Performance Stock to be issued and registered in your name in book entry form on the Company's stock register. You hereby agree that the Company may cancel any certificates for shares of performance stock previously awarded to you which have not yet vested and replace them with "book entry" shares on the Company's stock register. A certificate for any shares of Performance Stock that vest will be forwarded to you at your address as then appearing on the Company's stock register, and any shares that do not vest at the end of the applicable performance period will be forfeited and shall revert to the Company.

         (2) You hereby irrevocably constitute and appoint Cytec Industries Inc. as attorney to transfer the shares of Performance Stock awarded to you under this agreement or any previous agreement on the books of the Company, with full power of substitution in the premises.




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Peformance Stock Award -
January 21, 2004




         (3) Subject to Paragraphs (9), (10) and (12) below, and subject to the attainment of performance goals as hereinafter provided, this award of Performance Stock shall vest effective as of January 1, 2007; provided that such vesting shall be subject to the further requirement that the Committee certify that the performance goals have been met.

         (4) Performance goals, and the related payout matrix, for this award of Performance Stock have been set by the Committee and will be advised to you in writing. The performance goals are based on year 2006 EPS. The performance goals provide for the partial vesting of Performance Stock in the event that the EPS performance goal is substantially, but not fully, achieved.

         (5) The Performance Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of; and neither the right to receive Common Stock, nor any interest therein or under the Plan, may be assigned; and any attempted assignment shall be void.

         (6) You agree that any cash dividends paid on outstanding shares of Performance Stock hereby or previously awarded to you that have not vested in your name will be held by the Company on your behalf. If and when any such shares of Performance Stock vest in your name, the Company will pay you any dividends, without interest, that the Company is holding on your behalf with respect to such shares. Any dividends held by the Company with respect to shares of Performance Stock that are forfeited shall also be forfeited and shall revert to the Company.

         (7) Except as limited by this Agreement or the Plan, you shall have, as holder of non-forfeited shares of Performance Stock, all of the rights of a common stockholder of the Company, including the right to vote. Nevertheless, stock of the Company distributed in connection with a stock split, stock dividend, recapitalization or other similar transaction shall be deemed to be Performance Stock and shall be subject to restrictions and a risk of forfeiture to the same extent as the Performance Stock with respect to which such stock has been distributed.

         (8) You may satisfy your mandatory federal and state income tax withholding obligations with respect to any Performance Stock that vests (subject to Committee acceptance, as set forth below, and subject to compliance with Rule 16b-3 under the Securities Exchange Act of 1934 if you are an executive officer of the Company) by requesting the Company to withhold the number of shares of such Performance Stock having a fair market value as of the date of vesting equal to the aggregate mandatory federal and state income tax withholding obligations with respect to all of your Performance Stock under this Award which vests on such date, it hereby being agreed that the fair market value of any Performance Stock that is withheld will be determined on the same basis that the value of the Performance Stock is determined for federal income tax withholding purposes. Your request must be submitted in writing to the Committee, on forms approved by the Secretary to the Committee, no later than December 1, 2006. The Committee shall have sole discretion to determine whether or not to accept your request, and failure by the Committee to accept your request on or prior to the date of vesting shall constitute a denial of your request.

         (9) If your employment with the Company or a subsidiary terminates on or prior to the end of the performance period, all unvested shares of this Performance Stock award shall be forfeited, except as provided in paragraphs
(10) and (11), below, or except as the Committee shall otherwise determine.

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Peformance Stock Award -
January 21, 2004

         (10) If your employment with the Company or a subsidiary or affiliate terminates by reason of your (i) death, (ii) disability as defined in the Company's Long-Term Disability Plan, (iii) retirement on or after your 60th birthday, or (iv) under other circumstances determined by the Committee to be not contrary to the best interest of the Company, then, if such termination occurs in 2006, your Performance Stock award shall not be forfeited by reason of such termination of employment; and if your employment so terminates in 2005, two-thirds of said award shall not be so forfeited; and if your employment so terminates in 2004, one-third of said award shall not be so forfeited. Nothing contained in this paragraph shall preclude the Company (with the approval of the Committee) and you from agreeing in writing as to the portion of your award which is not forfeited by reason of the termination of your employment.

         (11) As provided in the Plan, and in the Committee's "Target Document," upon the occurrence of a "change in control" all unvested (and not previously forfeited) shares of Performance Stock shall immediately vest. Upon such occurrence, the vested shares of Performance Stock shall be delivered to you promptly.

         (12) The Committee's Rules of General Application, as in effect on the date hereof, provide that under certain circumstances, in lieu of vesting, an award of Performance Stock will be forfeited and you will be issued, instead, an equivalent Deferred Stock Award. In this event, any dividends held by the Company on your behalf with respect to such shares of Performance Stock will also be forfeited and you will be issued, instead, an additional Deferred Stock Award with an equivalent value to such forfeited dividends.

         (13) Nothing in this award shall confer on you any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company or any subsidiary or affiliate to terminate your employment at any time.

         (14) The Company reserves the right to require that stock certificates issuable to you in connection with the Performance Stock award be delivered to you only within the United States.

         (15) The Common Stock issued to you hereunder may not be resold by you except pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption from registration, such as Rule 144.

         (16) You agree to pay the Company promptly, on demand, any withholding taxes due in respect of the Awards made hereunder. The Company may deduct such withholding taxes from any amounts owing to you by the Company or by any of its subsidiaries or affiliates.

         (17) Once Performance Stock vests as herein provided, it shall no longer be deemed to be Performance Stock, and your rights thereto shall not be subject to the restrictions of this Agreement or of the Plan.


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Peformance Stock Award -
January 21, 2004


         In the event of any conflict between the terms of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

         If you accept the terms and conditions set forth in this Agreement, please execute the enclosed copy of this letter where indicated and return it as soon as possible, at which time the award shall become effective.

                                Very truly yours,

                              CYTEC INDUSTRIES INC.


                              BY: /s/ J. E. Marosits
                                  ------------------
                                  J. E. Marosits
                                  Secretary - Compensation
                                  and Management
                                  Development Committee

Enc.

ACCEPTED:

----------------------------
Employee Name:
Social Security No.
Date:



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